EXHIBIT 23.01

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       [ORIGINAL PRINTED ON ARTHUR ANDERSEN LLP LETTERHEAD]


            CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated January 26, 1996 included in Rio Hotel & Casino, Inc.'s Form 10-K for the year ended December 31, 1995 and to all references to our Firm included in this registration statement.


                                   /s/ Arthur Andersen LLP
                                   ARTHUR ANDERSEN LLP


Las Vegas, Nevada
September 11, 1996

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